Exhibit 4

THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT FOR DISTRIBUTION AND MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF l933, AS AMENDED (THE "ACT"). THIS LEGEND SHALL BE ENDORSED UPON ANY PROMISSORY NOTE ISSUED IN EXCHANGE FOR THIS PROMISSORY NOTE.


                             EDISON RENEWABLES, INC.

                         Effective as of April 19, 2004

                      IN THE PRINCIPAL AMOUNT OF $58,924.93

                                 PROMISSORY NOTE



          EDISON RENEWABLES, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay Corey Morrison (the "Holder") on December 31, 2005 (the "Maturity Date") at the offices of the Company, 1940 Deer Park Avenue, Deer Park, New York 11729, or at such other address as the Company shall advise the Holder in writing, the principal sum of Fifty Eight Thousand Nine Hundred Twenty Four Dollars and Ninety Three Cents($58,924.93) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on said principal sum at the rate of five percent (5%) per annum. Interest on the principal balance of this Promissory Note ("Note") shall accrue and shall be payable together with the principal hereunder.

          The principal amount of this Note represents debt investments by the original Holder of this Note on the dates and in amounts set forth on Schedule A attached hereto.

          The Company may prepay this Note in whole or in part at any time without premium or penalty upon ten (10) days written notice to the Holder ("Notice of Prepayment") by the Company of the date of prepayment (the "Prepayment Date"). Each prepayment shall be made together with interest accrued thereon to and including the date of the prepayment.

               1. Registered Owner. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the provisions hereof, the registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon his registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices together with the Note Assignment Form attached hereto duly executed. In case of transfers by operation of law, the transferee shall notify the Company of such transfer and of his address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

               2. Defaults. If any one or more of the following ("Events of Default") shall occur:

               (a) the Company shall (i) admit in writing its inability to pay, or be unable to pay, its debts generally as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated a bankrupt or insolvent; (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (v) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (vi) apply for or consent to the appointment of a receiver, trustee or liquidator for all or a substantial portion of its assets;
(vii) have an involuntary case commenced against it under the Federal bankruptcy laws, which case is not dismissed or stayed within one hundred twenty (120) days; (viii) violate any covenant provided for in this Note and such violation shall continue unremedied for a period of thirty (30) days following receipt of written notice thereof from the Holder; or (ix) fail to pay any principal or interest amount due hereunder when due and payable and such failure shall continue unremedied for a period of ten (10) days following receipt of written notice thereof from the Holder; or

               (b) any of the representations of the Company contained herein are false and misleading in any material respect;

then, at any time thereafter and unless such Event of Default with respect to clause (a), (b) or (c) hereof, as the case may be, shall have been cured or shall have been waived in writing by the Holder (which waiver shall not be deemed a waiver of any subsequent default), at the option of the Holder and in the Holder's sole discretion, the Holder may, by written notice to the Company, declare the entire unpaid principal amount of this Note then outstanding, together with accrued interest thereon, to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

               3. Investment Intent.

                    3.1 The Holder by his acceptance hereof, hereby represents and warrants that this Note is being acquired for his own account, for investment purposes and not with a view to any distribution within the meaning of the Securities Act of 1933, as amended (the "Act"). The Holder will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of this Note unless (i) a registration statement under the Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Act, or (ii) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Act or any state securities law.

                    3.2 The Holder understands that the resale of this Note is not being registered under the Act and this Note must be held indefinitely unless it is subsequently registered thereunder or an exemption from such registration is available.

                    3.3 The Holder represents and warrants further that (i) he is either an "accredited investor," as such term is defined in Rule 501(a)
promulgated under the Act, or, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of this Note; (ii) he is able to bear the economic risks of an investment in this Note, including, without limitation, the risk of the loss of part or all of his investment and the inability to sell or transfer this Note for an indefinite period of time; (iii) he has adequate financial means of providing for current needs and contingencies and has no need for liquidity in his investment in this Note; and (iv) he does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in this Note will not cause such overall commitment to become excessive.

                    3.4 The Holder represents and warrants that he has reviewed the Company's reports, registration statements, proxy statements and information statements which the Company has filed with the Securities Exchange Commission via the Edgar system since January 1, 2001 and has been afforded the opportunity to obtain such information regarding the Company as he has reasonably requested to evaluate the merits and risks of the Holder's investment in this Note. No oral or written representations have been made or oral information furnished to the Holder or his advisers in connection with his investment in this Note.

                    3.5 The Holder acknowledges that counsel to the Company will be relying, and may rely, upon the representations made in this Section 3 in connection with any opinion of counsel it may give with regard to any transfer of this Note by the Holder, and agrees to advise the Company and its counsel in writing in the event of any change in any of the foregoing representation.

                    3.6 The Holder agrees to provide such other documentation as the Company or its counsel may request or require from time to time.

                    3.7 The Holder represents and warrants that the above representations of this Section 3 were accurate at each of the dates that the Holder invested funds as set forth on Schedule A hereto.

               4. Costs of Collection. In the event the Company shall default in the payment of this Note when due, then effective with such date of default, the Company agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in effecting collection hereunder or enforcing the terms of this Note, including reasonable attorneys' fees.

               5. Applicable Law; Jurisdiction. (a) This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, excluding choice of law rules thereof.

               (b) An action to enforce the provisions of this Note may be commenced, at the election of the Holder, in the courts of the State of New York in Suffolk County, New York. The Company and the Holder consents to the jurisdiction of the courts of the State of New York in Suffolk County with regard thereto.

               6. Notices. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

               If to the Holder:

               9607 Timber Hawk Circle, Apt. 22
               Highlands Ranch, Colorado  80126
               Telecopier Number: (516) 977-3425

               If to the Company:

               1940 Deer Park Avenue
               Deer Park, New York  11729
               Attn: Chief Executive Officer
               Telecopier Number: (631) 422-5800

or at such other address as the Holder or the Company shall designate by notice to the other given in accordance with this Section 6.

               7.   Miscellaneous.   This  Note   constitutes   the  rights  and
obligations of the Holder and the Company. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought. Payment of principal and interest due upon maturity shall be made to the registered Holder of this Note on or after the Maturity Date, as the case may be, contemporaneous with and upon presentation of this Note for payment. No interest shall be due on this Note for such period of time that may elapse between the Maturity Date or the Prepayment Date, as the case may be, and its presentation for payment.

               No recourse shall be had for the payment of the principal of or interest on this Note against any officer, director, agent, subsidiary, parent or affiliate of the Company, past, present or future, all such liability of the officers, directors and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

               The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

               If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

               In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.


       Remainder of Page Intentionally Left Blank. Signature Page Follows.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                                EDISON RENEWABLES, INC.



                                                By: /s/ Paul Steo
                                                   -----------------------
                                                   Paul Steo
                                                   Chief Executive Officer

                                                AGREED TO:


                                                /s/ Corey Morrison
                                                --------------------------
                                                COREY MORRISON


                                                ________________________________
                                                Social Security Number of Holder

                                   SCHEDULE A



                                       TO

               EDISON RENEWABLES, INC. $58,924.93 PROMISSORY NOTE

                            Effective April 19, 2004


Date of Investment                   Amount
------------------                  --------


8/5/2001                            7,750.00
11/1/2001                           1,000.00
1/30/2002                             795.00
2/1/2002                            6,000.00
6/19/2002                             130.00
6/24/2002                          12,325.00
07/01/2002                            425.00
07/02/2002                            170.00
08/31/2002                             25.00
10/31/2002                            315.00
01/13/2003                         10,000.00
03/01/2003                             40.00
03/18/2003                              7.20
03/26/2003                            404.00
06/30/2003                             54.00
07/14/2003                            180.00
07/14/2003                             75.00
07/14/2003                          1,700.00
07/14/2003                          1,500.00
11/10/2003                          9,000.00
11/10/2003                          2,694.73
11/10/2003                            750.00
11/10/2003                            500.00
12/22/2003                            400.00
04/19/2004                            400.00
04/19/2004                            835.00
04/19/2004                            950.00
                                   ---------

                                   58,424.93